UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: November 19, 2007
(Date of earliest event reported)
Commission file number 000-04065

Lancaster Colony Corporation
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	13-1955943 (I.R.S. Employer Identification No.)

37 West Broad Street Columbus, Ohio (Address of principal executive offices)	43215 (Zip Code)
614-224-7141
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Matters
     On November 19, 2007, Lancaster Colony Corporation (the “Company”) sold most of the operating assets of its consumer and floral glass operations. This transaction results from the Company’s ongoing exploration of strategic alternatives among its nonfood operations. The Company anticipates a pretax loss on the transaction of approximately $5 — $7 million, pending customary post-closing adjustments.
     A copy of a press release issued by the Company announcing this event is attached as Exhibit 99.1.
     Also on November 19, 2007, the Company’s Board of Directors (“Board”) approved an increased quarterly dividend of 28 cents per share to be paid on December 28, 2007 to shareholders of record on December 10, 2007. The Board also named James B. Bachmann lead independent director. Mr. Bachmann has been a director since 2003.
     Shareholders voting at the Lancaster Colony Corporation Annual Meeting of Shareholders reelected three incumbent directors.
     A copy of a press release issued by the Company announcing these events is attached as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits:
          99.1      Press Release dated November 19, 2007, filed herewith.
          99.2      Press Release dated November 19, 2007, filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lancaster Colony Corporation

(Registrant)

Date: November 20, 2007	By:	/s/John L. Boylan

John L. Boylan Treasurer, Vice President, Assistant Secretary and Chief Financial Officer and Director (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit
Number	Description	Located at

99.1	Press Release dated November 19, 2007	Filed herewith

99.2	Press Release dated November 19, 2007	Filed herewith